                                                                      Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Form 10 to be filed by Lanstar Semiconductor Inc. of the following reports which are described below:

                 Description of Report                          Date of Report
                 ---------------------                          --------------
Audit of consolidated and combined financial statements
of Lanstar Semiconductor Inc. and Subsidiaries and
Lanstar Computer Corporation and Subsidiary as of
December 31, 1997 and 1996                                      March 26, 1998




                                        S/CHESHIER & FULLER, L.L.P.

                                        CHESHIER & FULLER, L.L.P.

Dallas, Texas
March 26, 1998